Exhibit 99.1

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2005-1

Payment Date Statement: February 20, 2008

a.	Aggregate Amount of Collections	$619,192,284.84
	Aggregate Amount of Non-Principal Collections	$7,608,620.73
	Aggregate Amount of Principal Collections	$611,583,664.11
	Receivable (Pool) Balance	$1,229,975,919.02
	Residual Participation Amount	$379,975,919.02
	Excess Funding Account	$0.00

b.	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	69.11%
	Principal Allocation Percentage	69.11%

c.	Total Amount Distributed on Series 2005-1	$2,724,338.54
	Per $1,000 Original Principal ($850M)	$3.21

d.	Amount of Such Distribution Allocable to Principal on 2005-1	$0.00
	Per $1,000 Original Principal ($850M)	$0.00

e.	Amount of Such Distribution Allocable to Interest on 2005-1	$2,724,338.54

f.	Noteholder Default Amount	$0.00

g.	Required Subordinated Draw Amount	$0.00

h.	Noteholder Charge Offs	$0.00
	Amounts of Reimbursements	$0.00

i.	Monthly Servicing Fee	$708,333.33
	Noteholder Monthly Servicing Fee	$708,333.33

j.	Controlled Deposit Amount	$0.00

k.	Series 2005-1 Invested Amount at end of period (Gross)	$850,000,000.00
	Outstanding Principal Balance	$850,000,000.00

l.	Available Subordinated Amount	$119,056,697.18

m.	Reserve Account Balance	$2,975,000.00

n.	Reallocated Principal Collections	$0.00

o.	Principal Funding Account Balance	$0.00

p.	Servicer Advance	$0.00

q.	Per Annum Interest Rate	3.98%

r.	Accumulated Interest Shortfall	$0.00
	Change in Interest Shortfall from Preceding Payment Date	$0.00

s.	Accumulated Principal Shortfall	$0.00
	Change in Principal Shortfall from Preceding Payment Date	$0.00

VW CREDIT, INC. — SERVICER	Page 1
15-Feb-08

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2005-1

Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY

	From	To	Days
Current Interest Period	1/22/2008	2/19/2008	29

Series Allocation Percentage	100.00%
Initial Principal Balance	$850,000,000.00
Outstanding Principal Balance	$850,000,000.00
Principal Balance of Receivables for Determination Date	$1,205,550,696.55
Amount Invested in Receivables on Series Issuance Date	$850,000,000.00
Initial Invested Amount	$850,000,000.00
Invested Amount at the Beginning of Period	$850,000,000.00
Series 2005-1 Invested Amount at End of Period (Gross)	$850,000,000.00
Required Subordinated Amount	$119,056,697.18
Excess Funding Account	$0.00
Series 2005-1 Invested Amount at End of Period (net of EFA)	$850,000,000.00
Available Subordinated Amount (previous period)	$114,397,731.71
Incremental Subordinated Amount (previous period)	$1,224,927,17

RESERVE ACCOUNT
Reserve Account Initial Deposit	$2,975,000.00
Reserve Account Required Amount	$2,975,000.00
Reserve Account Beginning Balance	$2,975,000.00

Withdrawal from Reserve Account	$0.00
Reserve Account Ending Balance	$2,975,000.00
Reserve Account Deposit Amount	$0.00

LIBOR Rate (annualized)	3.9588%
Certificate Coupon (annualized)	3.9788%
Prime Rate (annualized)	6.500%
Servicing Fee Rate (annualized)	1.0000%
Excess Spread	1.2844%

TRUST PRINCIPAL RECEIVABLES
Receivable Balance at the Beginning of Period	$1,288,540,375.44
Receivable Balance at the Ending of Period	$1,229,975,919.02
Average Aggregate Principal Balance	$1,259,258,147.23
Aggregate Principal Collections	$611,583,664.11
New Principal Receivables	$553,019,207.30
Receivables Added for Additional Accounts	$0.00
Receivables Removed	$0.00
Noteholder Default Amount	$0.00
Net Losses	$0.00
Noteholder Charge-offs	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00
Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00
Excess Funding Account at Date of Determination	$0.00
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00

MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00
Spread Over/Under Prime for Portfolio	-0.2369%
Weighted Average Interest Rate	6.2632%
Previously waived Monthly Servicing Fee	$0.00

SERVICER ADVANCE
Available Funds, prior to Servicer Advances	$5,286,370.45
Less: Prior Advance Reimbursement	($87,243.97)
Less: Servicing Fees Paid	($708,333.33)
Less: Interest Paid to Noteholders	($2,724,338.54)
Equals: Remaining Available Funds before Servicer Advance	$1,766,454.60
Monthly Loan Payments Due on Included Units but not received	N/A
Servicer Advance	$0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END

Net losses as a % of Avg. Receivables Balance (annualized)	0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
Used Vehicle Receivables’ Balance	$158,774,942.00
Used Vehicle Percentage	12.909%
Used Vehicle Percentage During Last Collection Period	12.285%
Early Amortization Event?	NO
Largest Dealer or Dealer Affiliation Balance	$46,556,754.00
Largest Dealer Percentage	3.785%

Aggregate Principal Amount of Receivables of Dealers overconcentration	$7,513,756.86

SUMMARY OF COLLECTIONS
Aggregate Amount of Collections	$619,192,284.84
Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$7,608,620.73
Investment Proceeds	$28,277.57
Aggregate Amount of Principal Collections	$611,583,664.11

PAYMENT RATE INFORMATION
Monthly Payment Rate	48.57%
Previous Collection Period Monthly Payment Rate	40.57%
Monthly Payment Rate 2 collection periods ago	48.14%
3-month Average Payment Rate	45.76%
Early Amortization Event?	NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Extend Revolving Period?	YES
Last Day of Revolving Period	April 20, 2008
Invested Amount as of Last Day of Revolving Period	$ N/A
Accumulation Period Length (months)	4
First Accumulation Date	April 21, 2008
Expected Final Payment Date	July 21, 2008
Required Participation Percentage	107.50%
Principal Funding Account Balance	$0.00
Principal Payment Amount	$0.00
Controlled Accumulation Amount	$0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2005-1
Noteholders
1. Prior Servicing Advance Reimbursement	$87,243.97
2. Monthly Noteholder Interest Distribution	$2,724,338,54
3. Noteholder Monthly Servicing Fee Distribution	$708,333.33
4. Reserve Account Deposit Amount Distribution	$0.00
5. Noteholder Default Amount Distribution	$0.00
6A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
6B. Reinstate reductions in Series 2005-1 Available Subord. Amount	$0.00
7. Previously waived Monthly Servicing Fee Distribution	$0.00
Excess Servicing	$1,768,454.60

DEFICIENCY AMOUNT
Deficiency Amount	$0.00
Required Subordinated Draw Amount	$0.00

EXCESS FUNDING ACCOUNT
Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Additions in connection with a reduction in Receivables	$0.00
Transfers to Principal Funding Account	$0.00